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Chemours Appoints Google Executive Joseph Kava to its Board of Directors

Board addition brings strong tech industry expertise to advance the company’s Pathway to Thrive business strategy

Wilmington, Del., January 7, 2025 – The Chemours Company (Chemours) (NYSE: CC), a global leader in delivering innovative performance chemistry, today announced the appointment of Joseph (Joe) Kava to its Board of Directors, effective January 3, 2025.

Joe brings three decades of experience gained in leadership, operational, and technical roles at some of the world’s leading technology companies. He currently serves as Vice President of Data Centers at Google (NASDAQ: GOOG), where he has overseen site selection, design, construction management, operations, power purchasing, engineering, facility and hardware applications, environmental health and safety, and sustainability of Google’s global fleet of data centers. Joe is a staunch advocate for building sustainable data centers, and throughout his tenure at Google has focused on internalizing and operationalizing the company’s globally distributed data centers which are considered some of the most advanced, efficient, and sustainable in the business.

"The addition of Joe with his deep and broad range of skills and experience in technology, most recently in data centers and semiconductors, will further enhance the execution of Chemours’ business strategy,” said Dawn Farrell, Chemours’ Board Chair. “Joe’s appointment, the addition of several talented board members in 2024, and the deep experience of our longer serving board members, allow us to span industries, issues, and technologies that are important to the future of Chemours.”

Prior to Google, Joe served as Chief Operating Officer at RagingWire Enterprise Solutions, a provider of enterprise-grade data center solutions and connectivity services. While there, Joe had end-to-end responsibility for design, construction, facility operations, managed services, business planning and development.

Before his time at RagingWire, Joe spent 17 years in the semiconductor industry, working at LSI Logic and Applied Materials, a global leader in materials engineering solutions for the semiconductor, flat panel display, and photovoltaic industries. During this time, he held both technical and executive roles, such as process and product development, new product introductions, engineering operations, business development, general management, and IT operations.

Joe received a Bachelor of Science degree in Materials Engineering from the California Polytechnic State University, San Luis Obispo, and holds four U.S. patents for his work in reactive ion and plasma etch technology.

He currently serves as a board member of two leading 501(c)(3) organizations in his community: The Sean Brock Foundation, and The Tech Interactive, a science and technology center that offers hands-on activities, labs, design challenges and other STEAM (Science, Technology, Engineering, Arts, and Mathematics) education resources.

“Joe’s proven track record in technology, sustainability, innovation, operations, and new product introductions are valuable areas of expertise for Chemours as we continue to aggressively advance the Enabling Growth pillar of our Pathway to Thrive business strategy. Many of our products are critical to AI and high-performance computing, most notably in data center cooling, where Joe has tremendous knowledge and experience” said Denise Dignam, President & CEO, Chemours.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in providing industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and advanced electronics, general industrial, and oil and gas. Through our three businesses – Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials – we deliver application expertise and chemistry-based innovations that solve customers’ biggest challenges. Our flagship products are sold under prominent brands such as Opteon™, Freon™, Ti-Pure™, Nafion™, Teflon™, Viton™, and Krytox™. Headquartered in Wilmington, Delaware and listed on the

EXHIBIT 99.1

NYSE under the symbol CC, Chemours has approximately 6,100 employees and 28 manufacturing sites and serves approximately 2,700 customers in approximately 110 countries.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the advancement of our growth strategy and the impact of individual expertise on overall company performance, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as full year guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. Matters outside our control, including general economic conditions, geopolitical conditions and global health events, have affected or may affect our business and operations and may or may not continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains such as through strikes, labor disruptions or other events, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS
Brandon Ontjes

VP, Head of Strategy & Investor Relations

+1.302.773.3300
investor@chemours.com

NEWS MEDIA
Cassie Olszewski

Media Relations & Reputation Leader

+1.302.219.7140
media@chemours.com